Exhibit 10.35

FORM OF NOTICE OF STOCK OPTION AWARD FOR EMPLOYEES

SILICON GRAPHICS, INC.

MANAGEMENT INCENTIVE PLAN

Optionee/ Employee ID:

Shares Subject to Option:	xxx shares of common stock, par value $.01 (“Shares”) of Silicon Graphics, Inc. (the “Company”).

Type of Option:	Nonqualified Stock Option

Exercise Price per Share:

Date of Grant:

Date Exercisable:	This option may be exercised to the extent it is vested.

Vesting:

Time Vesting. This option shall vest with respect to 25% of the Shares on the anniversary of the Date of Grant, and with respect to an additional 6.25% following the completion of each three-month period thereafter until fully vested - so that this option shall be fully vested 48 months after the Date of Grant.

Termination without Cause. The unvested portion of this option shall expire immediately upon the date the Optionee’s Service terminates without Cause.

Resignation. The unvested portion of this option shall expire immediately on the date the Optionee’s Service terminates due to the Optionee’s resignation.

Termination for Cause. This entire option shall be forfeited (regardless if then vested) on the date the Optionee’s Service terminates for Cause (or if Cause exists on the date Service terminates).

Accelerated Vesting:

Death/Disability. This option (or any unvested percentage thereof) shall become 100% vested upon the Optionee’s termination of Service due to the Optionee’s Death or Disability.

Change in Control. This option (or any unvested percentage thereof) shall become 100% vested upon a Change in Control unless the option is assumed, converted or replaced by the continuing entity in which case this option (or its successor) shall become 100% vested upon the Optionee’s termination of employment without Cause within 12 months following the Change in Control (or following Termination of Service due to Death or Disability, as provided above).

Expiration Date:	This option shall expire on the earliest of the following dates: (i) 7 years from the date of grant, (ii) one year following termination of Service due to the Optionee’s death or Disability, (iii) 90 days following termination of Service without Cause, (iv) 30 days following the Optionee’s termination of Service due to the Optionee’s resignation (to the extent then vested), and (v) the date Optionee’s Service terminates for Cause (or if Cause exists on such date).

This option is granted under and governed by the terms and conditions of Silicon Graphics, Inc. Management Incentive Plan and the related Stock Option Agreement, reference number 001-SO, both of which are hereby made a part of this document. Capitalized terms used but not defined in this Notice of Stock Option Grant shall have the meanings assigned to them in the above-referenced documents. The undersigned Grantee acknowledges receipt of, and understands and agrees to, this Notice of Stock Option Grant, the Stock Option Agreement and the Silicon Graphics, Inc. Management Incentive Plan.

SILICON GRAPHICS, INC.

By:
[Name]

[NAME OF EMPLOYEE]

By:
[Name]

FORM OF STOCK OPTION AGREEMENT FOR EMPLOYEES

SILICON GRAPHICS, INC.

MANAGEMENT INCENTIVE PLAN

REFERENCE 001-SO

SECTION 1. GRANT OF OPTION.

(a) Option. On the terms and conditions set forth in this Agreement and each Notice of Stock Option Grant referencing this Agreement (the “Notice”), the Company grants to the Optionee on the Date of Grant an option to purchase at the Exercise Price a number of shares of Common Stock, all as set forth in the Notice. Each such Notice, together with this referenced Agreement, shall be a separate option governed by the terms of this Agreement. This option is intended to be a Nonqualified Stock Option.

(b) Plan and Defined Terms. This option is granted under and subject to the terms of the Plan, which is incorporated herein by this reference. Capitalized terms are defined in Section 8 of this Agreement.

SECTION 2. RIGHT TO EXERCISE.

Subject to the conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the vesting provisions of the Notice.

SECTION 3. TRANSFER OR ASSIGNMENT OF OPTION.

(a) Generally. This option shall be exercisable during the Optionee’s lifetime, only by the Optionee. Except as otherwise provided in subsection (b) below, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) other than by will or the laws of descent and distribution and shall not be subject to sale under execution, attachment, levy or similar process.

(b) Permitted Transfers. The Optionee shall be permitted to transfer this option, in connection with his or her estate plan, to the Optionee’s spouse, siblings, parents, children and grandchildren or a charitable organization that is exempt under Section 501(c)(3) of the Code or to trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons or to the Optionee’s former spouse in accordance with a domestic relations order.

SECTION 4. EXERCISE PROCEDURES.

(a) Notice of Exercise. This Option shall be exercisable by written notice signed by the Optionee and delivered to the Company’s Employee Stock Services group or by using the electronic methods approved from time to time by Employee Stock Services (currently www.optionslink.com). If an electronic exercise method is not chosen, such notice shall be in the form of Exhibit A (Stock Exercise Request) found at the Employee Stock Services’ website (currently http://www-finance.corp.sgi.com/stock/) or available upon request from such group. In the event that this option is being exercised by the Optionee’s representative or a permitted Transferee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option.

(b) Method of Payment. Upon exercise of the notice, the Optionee shall either

(i) Acquire the Common Stock – Make payment of the full amount of the Purchase Price plus any applicable withholding in cash, check or other readily available funds,

(ii) Cashless Exercise – Exercise pursuant to the Company’s approved cash-less exercise procedure.

(iii) Alternate Method – At the sole discretion, of the Committee, pay all or any part of the Purchase Price and any applicable withholding by an alternate method approved by the Committee. Should the Committee exercise its discretion to permit the Optionee to exercise this option in whole or in part in accordance with an alternate method, it shall have no obligation to permit such alternative exercise with respect to the remainder of this option or with respect to any other option to purchase shares of Common Stock held by the Optionee.

(c) Issuance of Common Stock. If the Optionee exercises this option pursuant to Section 4(b)(i) of this Agreement, the Company shall cause to be issued a certificate or certificates for the shares of Common Stock as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship).

(d) Cashless Exercise. If the Optionee exercises this option pursuant to Section 4(b)(ii) of this Agreement, the Optionee will receive either the net number of shares of Common Stock after taking into account both the Purchase Price and any required tax withholding, fees and commissions, or an amount in cash equal to the amount realized upon the sale of such shares of Common Stock after fees and commissions. No fractional shares of Common Stock will be issued. The Company will pay cash in respect of fractional shares of Common Stock.

(e) Withholding Requirements. The Company may withhold any tax (or other governmental obligation) as a result of the exercise of this option, as a condition to the exercise of this option, and the Optionee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements.

(f) Compliance with Law. This option may not be exercised and no shares of Common Stock will be issued pursuant to the exercise of this option unless each such exercise and each resulting issuance of shares of Common Stock complies with all relevant provisions of law and the requirements of any stock exchange upon which the shares of Common Stock may then be listed.

SECTION 5. TERM AND EXPIRATION.

(a) Basic Term. Subject to earlier termination in accordance with subsection (b) below, the exercise period of this option shall expire seven (7) years after the date it is granted except in the event of the Optionee’s death, in which case, this option shall expire on the anniversary of the Optionee’s death.

(b) Termination of Service. If the Optionee’s Service terminates for any reason, then the exercise period for this option shall expire as provided in the Notice.

SECTION 6. ADJUSTMENT OF SHARES OF COMMON STOCK.

If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, the Company shall adjust this option such that it shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to this option had it been exercised in full immediately prior to such change or distribution. Such an adjustment shall be made successively each time any such change shall occur. In the event of any such change or distribution or any extraordinary dividend or distribution of cash or other assets, the Company shall adjust the number and kind of shares of Common Stock subject to this option and the Exercise Price, to prevent dilution or enlargement of the Optionee’s rights under this option.

SECTION 7. MISCELLANEOUS PROVISIONS.

(a) Rights as a Shareholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a shareholder with respect to any shares of Common Stock subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such shares of Common Stock by (i) filing a notice of exercise, and (ii) paying the Purchase Price as provided in this Agreement.

(b) Tenure. Nothing in the Notice, Agreement or Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c) Notification. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided in writing to the Company.

(d) Entire Agreement. The Notice, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e) Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Optionee, the Optionee’s assigns and the legal representatives, heirs and legatees of the Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

SECTION 8. DEFINITIONS.

(a) “Agreement” shall mean this Stock Option Agreement.

(b) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(c) “Cause” shall have the meaning ascribed to it in the Optionee’s written employment agreement, provided, that if a Optionee does not have a written employment agreement, it shall mean that a Optionee:

(i) committed or engaged in an act of fraud, embezzlement, sexual harassment, dishonesty or theft in connection with Optionee’s duties for the Company or any Subsidiary;

(ii) materially breached or defaulted under an agreement or obligation under any employment, non-disclosure or similar agreement with the Company or any Subsidiary;

(iii) is convicted of, or pleas nolo contendere with respect to, an act of criminal misconduct;

(iv) engaged in an act of gross negligence or a willful failure to perform Optionee’s duties or responsibilities for the Company or any Subsidiary; or

(v) failed to follow in any material respect a direction or policy of the Board.

(d) “Change in Control” shall be deemed to have occurred upon any of the following events:

(i) Any person(s) acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (other than the Company, any subsidiary, or any “permitted holder” as defined below) shall “beneficially own” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 35% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; or

(ii) Either (A) “incumbent directors”, as defined below, shall cease for any reason to constitute at least a majority of the members of the Board (for these purposes, an “incumbent director” shall mean any member of the Board as of the Effective Date, and any successor of a incumbent director whose election, or nomination for election by the Company’s shareholders was approved by at least a majority of the current directors then on the Board), or (B) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected; or

(iii) Consummation of a merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for common stock of the subsidiary) or (B) pursuant to which all shares of Common Stock are converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the shares of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of Common Stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation; or

(iv) Consummation of a plan of complete liquidation of the Company; or

(v) The consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(f) “Committee” shall mean the committee of the Board, as described in Section 2 of the Plan.

(g) “Common Stock” shall mean the common stock of the Company, par value $.01.

(h) “Company” shall mean Silicon Graphics, Inc., a Delaware corporation, and any successor thereto.

(i) “Date of Grant” shall mean the date specified in the Notice, which date shall be the later of (i) the date on which the Board or Committee resolved to grant this option or (ii) the first day of the Optionee’s Service.

(j) “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(k) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Exercise Price” shall mean the amount for which one share of Common Stock may be purchased upon exercise of this option, as specified in the Notice.

(n) “Fair Market Value” shall mean with respect to the fair market value of a share of Common Stock, the average of the high and low prices of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system, and if the Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock upon the reasonable application of a reasonable valuation method, as determined by the Board or Committee in good faith. Such determination shall be conclusive and binding on all persons.

(o) “Nonqualified Stock Option” shall mean a stock option not described in Sections 422(b) of the Code.

(p) “Notice” shall have the meaning described in Section 1(a) of this Agreement.

(q) “Optionee” shall mean the person named in the Notice.

(r) “Parent” shall mean a “parent corporation” as defined in Section 424(e) of the Code.

(s) “Plan” shall mean the Silicon Graphics, Inc. Management Incentive Plan.

(t) “Purchase Price” shall mean the Exercise Price multiplied by the number of shares of Common Stock with respect to which this option is being exercised.

(u) “Service” shall mean service as an Employee. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(v) “Subsidiary” shall mean a “subsidiary corporation” as defined in Section 424(f) of the Code.